Exhibit 99.1

Victory Capital Reports Record Fourth Quarter and Full Year 2020 Financial Results

Fourth Quarter 2020 Highlights

  Total Assets Under Management (AUM) of $147.2 billion
  Long-term gross flows of $5.7 billion; long-term net outflows of $1.5 billion
  GAAP operating margin of 39%
  Record adjusted EBITDA margin of 52%1
  GAAP net income of $0.75 per diluted share
  Record adjusted net income with tax benefit of $1.07 per diluted share1
  Board authorizes 29% increase in regular quarterly cash dividend

SAN ANTONIO--(BUSINESS WIRE)--February 10, 2021--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter and twelve-months ended December 31, 2020.

“I am pleased to report that Victory Capital ended 2020 with record-breaking financial performance across a number of metrics, and we are entering the new year with excellent momentum,” said David Brown, Chairman and Chief Executive Officer. “Our business performed well in a very challenging operating environment and drove adjusted EBITDA margin to a record 52% during the fourth quarter, resulting in record adjusted quarterly earnings of $1.07 per share1.

“We generated strong cash flow for the quarter. Consistent with prior guidance, most of the excess cash we generated in 2020 was allocated to reducing debt. This reduced our leverage ratio to 1.8x at year end, while enhancing our financial flexibility and balance sheet capacity for potential future acquisitions.

“Considering our strong financial condition, and no changes to our long-term capital allocation strategy, the Board authorized the third consecutive quarterly cash dividend increase. With this latest increase, our cash dividend has grown by 80% since the beginning of 2020, while we continued to rapidly de-lever. Taking into consideration the attractive interest rate on our debt and our projections for continuing to generate substantial excess cash flow, we are evaluating an optimal leverage level that balances our acquisition goals with returning more capital to shareholders in the form of dividends and share repurchases.

“Our Investment Franchises and Solutions platform continued to deliver strong investment performance during the quarter. For the one-, three-, and five-year periods ending December 31, more than two thirds of our AUM outperformed respective benchmarks. For the ten-year period, 76% of our AUM outperformed benchmarks.

“Looking ahead, we are on track to close the THB Asset Management acquisition later in the first quarter. We look forward to welcoming THB as our tenth Investment Franchise, and integrating their ESG-focused investment strategies into our integrated operating and distribution platform. As always, serving the needs of our clients remains our top priority.”

1The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Assets Under Management
Ending	$147,241	$132,662	$151,832	$147,241	$151,832
Average	139,552	133,096	147,867	136,422	102,719

Long-term Flows(2)
Long-term Gross(2)	$5,696	$5,067	$5,284	$23,201	$23,293
Long-term Net(2)	(1,466)	(2,878)	(1,474)	(10,911)	1,840

Money Market/Short-term Flows
Money Market/Short-term Gross	$226	$367	$4,371	$12,656	$8,820
Money Market/Short-term Net	(130)	(96)	85	(8,441)	20

Total Flows
Total Gross	$5,922	$5,433	$9,655	$35,857	$32,112
Total Net	(1,596)	(2,974)	(1,390)	(19,352)	1,860

Consolidated Financial Results (GAAP)
Revenue	$200.4	$188.7	$218.6	$775.4	$612.4
Revenue realization (in bps)	57.1	56.4	58.7	56.8	59.6
Operating expenses	122.7	108.1	154.4	460.6	447.8
Income from operations	77.7	80.6	64.2	314.7	164.6
Operating margin	38.8%	42.7%	29.4%	40.6%	26.9%
Net income	54.9	55.7	37.6	212.5	92.5
Earnings per diluted share	$0.75	$0.76	$0.51	$2.88	$1.26
Cash flow from operations	67.9	61.8	59.7	250.6	227.4

Adjusted Performance Results (Non-GAAP)(1)
Adjusted EBITDA	$103.8	$95.6	$102.3	$377.3	$268.8
Adjusted EBITDA margin	51.8%	50.7%	46.8%	48.7%	43.9%
Adjusted net income	71.8	66.7	66.0	258.5	172.8
Tax benefit of goodwill and acquired intangible assets	6.8	6.7	6.8	27.0	20.3
Adjusted net income with tax benefit	78.6	73.4	72.8	285.5	193.1
Adjusted net income with tax benefit per diluted share	$1.07	$1.00	$0.99	$3.87	$2.63
____________________

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2 Long-term AUM is defined as total AUM excluding Money Market and short-term assets.

AUM, Flows and Investment Performance

Victory Capital’s total AUM increased by 11.0%, or $14.6 billion, to $147.2 billion at December 31, 2020, compared with $132.7 billion at September 30, 2020. The increase was attributable to positive market action of $16.2 billion, slightly offset by net outflows of $1.6 billion. Total gross flows were $5.9 billion for the fourth quarter and $35.9 billion for the year. Long-term AUM increased by 11.4%, or $14.7 billion, to $143.7 billion at December 31, 2020, compared with $129.0 billion at September 30, 2020. For the year, the Company reported long-term gross flows of $23.2 billion and net long-term outflows of $10.9 billion.

At December 31, 2020, Victory Capital offered 117 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of December 31, 2020.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
67%	67%	67%	76%

Fourth Quarter 2020 Compared with Third Quarter 2020

Revenue increased 6.2% to $200.4 million, in the fourth quarter, compared with $188.7 million in the third quarter, reflecting an increase in average AUM and higher revenue realization as a result of a change in asset mix. GAAP operating margin retracted 390 basis points in the fourth quarter to 38.8%, down from 42.7% in the third quarter. The decrease was attributable to a $9.5 million expense in the fair value of contingent acquisition payments in the fourth quarter compared to an expense of $2.0 million in the third quarter. Fourth quarter GAAP net income decreased 1.5% to $54.9 million, down from $55.7 million in the prior quarter. On a per-share basis, GAAP net income decreased 1.3% to $0.75 per diluted share in the fourth quarter, versus $0.76 per diluted share in the third quarter.

Adjusted net income with tax benefit increased 7% to $78.6 million in the fourth quarter, up from $73.4 million in the third quarter. On a per-share basis, adjusted net income with tax benefit increased 7% to $1.07 per diluted share in the fourth quarter, from $1.00 per diluted share in the prior quarter. Adjusted EBITDA increased 8.6% to $103.8 million in the fourth quarter, versus $95.6 million in the third quarter. Adjusted EBITDA margin expanded 110 basis points in the fourth quarter of 2020 to 51.8% compared to 50.7% in the prior quarter.

Fourth Quarter 2020 Compared with Fourth Quarter 2019

Revenue for the three months ended December 31, 2020, decreased 8.3% to $200.4 million, compared to $218.6 million in the same quarter of 2019. The decrease was primarily due to the combination of lower average AUM and lower revenue realization rates. GAAP operating margin was 38.8% in the fourth quarter, a 940 basis point increase from the 29.4% recorded in the same quarter of 2019 primarily due to the combination of improved operating leverage and a $10.4 million reduction in expense recorded in the change in the fair value of contingent acquisition payments from $19.9 million expense in the fourth quarter 2019 compared to a $9.5 million expense in the fourth quarter 2020. Operating expenses decreased 20.5% to $122.7 million, compared with $154.4 million in last year’s fourth quarter. GAAP net income rose 46% to $54.9 million, or $0.75 per diluted share, in the fourth quarter compared to $37.6 million, or $0.51 per diluted share, in the same quarter of 2019.

Adjusted net income with tax benefit advanced 7.9% to $78.6 million, or $1.07 per diluted share, in the fourth quarter, compared to $72.8 million, or $0.99 per diluted share in the same quarter last year. Adjusted EBITDA was relatively flat, increasing 1.5% to $103.8 million, compared with $102.3 million in last year’s same quarter. Year-over-year, Adjusted EBITDA margin expanded 500 basis points to 51.8% in the fourth quarter of 2020, compared with 46.8% in the same quarter last year.

Year Ended December 31, 2020 Compared with Year Ended December 31, 2019

Year-over-year results reflect the acquisition of the USAA Asset Management Company, which closed on July 1, 2019. The acquisition significantly impacted our financial results for the year ended December 31, 2020 when compared to the year ended December 31, 2019. Revenue for the year ended December 31, 2020, rose 26.6% to $775.4 million, compared with $612.4 million in the same period of 2019. The increase was primarily due to higher average AUM as a result of the acquisition.

GAAP operating margin was 40.6% for the year ended December 31, 2020, a 1,370 basis point increase from the 26.9% recorded in the prior year primarily due to improved operating leverage. Operating expenses increased 2.9% to $460.6 million for the year ended December 31, 2020, compared with $447.8 million in the same period in 2019, reflecting the Company’s larger scale and new contact center dedicated to serving our direct investor business. During 2020, GAAP net income rose 130% to $212.5 million, or $2.88 per diluted share compared with $92.5 million, or $1.26 per diluted share, in the prior year.

Adjusted net income with tax benefit advanced 47.8% to $285.5 million, or $3.87 per diluted share, for the year ended December 31, 2020, compared with $193.1 million, or $2.63 per diluted share in the prior year. During 2020, adjusted EBITDA rose 40.4% to $377.3 million, compared with $268.8 million in 2019. Year-over-year, adjusted EBITDA margin expanded 480 basis points to 48.7% in 2020, compared with 43.9% in the prior year.

Balance Sheet / Capital Management

During the year ended December 31, 2020, the Company reduced outstanding debt by an additional $163.8 million. Subsequent to December 31, 2020, the Company reduced outstanding term loan principal by $32.5 million, for a total debt reduction of $344.3 million since July 1, 2019.

During the fourth quarter, the Company repurchased 271,580 shares, at an average price of $19.72 per share, for a total cost of $5.4 million.

Today, the Company’s Board of Directors declared a $0.09 per share quarterly cash dividend, a 29% increase from the $0.07 declared in the prior quarter and the third increase in the past year. The dividend is payable on March 25, 2021, to shareholders of record on March 10, 2021.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, February 11, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (877) 823-8673 (domestic) or (647) 689-4067 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $146.2 billion in assets under management as of January 31, 2021. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With nine autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment styles and investment vehicles including, actively managed mutual funds, separately managed accounts, rules-based and active ETFs, multi-asset class strategies, custom-designed solutions and a 529 College Savings Plan.

For more information, please visit www.vcm.com or follow us on: Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the COVID-19 pandemic and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenue
Investment management fees	$147,883	$137,240	$158,943	$562,036	$466,802
Fund administration and distribution fees	52,505	51,416	59,611	213,315	145,571
Total revenue	200,388	188,656	218,554	775,351	612,373

Expenses
Personnel compensation and benefits	53,107	47,375	54,210	197,158	179,809
Distribution and other asset-based expenses	40,074	39,123	57,471	175,687	146,622
General and administrative	12,845	13,196	14,740	51,218	46,568
Depreciation and amortization	4,229	3,936	5,620	16,381	23,873
Change in value of consideration payable for acquisition of business	9,500	2,000	19,900	11,300	19,886
Acquisition-related costs	52	1,148	367	1,108	22,317
Restructuring and integration costs	2,898	1,285	2,049	7,786	8,678
Total operating expenses	122,705	108,063	154,357	460,638	447,753

Income from operations	77,683	80,593	64,197	314,713	164,620
Operating margin	38.8%	42.7%	29.4%	40.6%	26.9%

Other income (expense)
Interest income and other income (expense)	3,789	1,120	1,598	3,703	6,829
Interest expense and other financing costs	(7,700)	(8,187)	(14,901)	(37,005)	(40,901)
Loss on debt extinguishment	(1,196)	(758)	(2,451)	(2,871)	(9,860)
Total other income (expense), net	(5,107)	(7,825)	(15,754)	(36,173)	(43,932)

Income before income taxes	72,576	72,768	48,443	278,540	120,688

Income tax expense	(17,681)	(17,027)	(10,854)	(66,018)	(28,197)

Net income	$54,895	$55,741	$37,589	$212,522	$92,491

Earnings per share of common stock
Basic	$0.81	$0.82	$0.56	$3.14	$1.37
Diluted	0.75	0.76	0.51	2.88	1.26

Weighted average number of shares outstanding
Basic	67,489	67,743	67,633	67,710	67,616
Diluted	73,682	73,437	73,856	73,719	73,466

Dividends declared per share	$0.07	$0.06	$0.05	$0.23	$0.10

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures (unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net income (GAAP)	$54,895	$55,741	$37,589	$212,522	$92,491
Income tax expense	(17,681)	(17,027)	(10,854)	(66,018)	(28,197)
Income before income taxes	$72,576	$72,768	$48,443	$278,540	$120,688
Interest expense	7,432	7,497	14,852	33,724	40,706
Depreciation	1,107	814	1,130	3,551	2,995
Other business taxes	265	256	359	(2,556)	1,484
Amortization of acquisition-related intangible assets	3,122	3,122	4,490	12,830	20,878
Stock-based compensation	3,774	2,806	5,724	15,020	14,849
Acquisition, restructuring and exit costs	13,904	6,996	24,947	29,463	56,751
Debt issuance costs	1,459	1,386	2,387	6,546	13,119
Losses (earnings) from equity method investments	193	—	—	193	(2,683)
Adjusted EBITDA	$103,832	$95,645	$102,332	$377,311	$268,787
Adjusted EBITDA margin	51.8%	50.7%	46.8%	48.7%	43.9%

Net income (GAAP)	$54,895	$55,741	$37,589	$212,522	$92,491
Adjustment to reflect the operating performance of the Company
Other business taxes	265	256	359	(2,556)	1,484
Amortization of acquisition-related intangible assets	3,122	3,122	4,490	12,830	20,878
Stock-based compensation	3,774	2,806	5,724	15,020	14,849
Acquisition, restructuring and exit costs	13,904	6,996	24,947	29,463	56,751
Debt issuance costs	1,459	1,386	2,387	6,546	13,119
Tax effect of above adjustments	(5,631)	(3,642)	(9,477)	(15,326)	(26,770)
Adjusted net income	$71,788	$66,665	$66,019	$258,499	$172,802
Adjusted net income per diluted share	$0.97	$0.91	$0.89	$3.51	$2.35

Tax benefit of goodwill and acquired intangible assets	$6,774	$6,745	$6,801	$26,992	$20,324
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.09	$0.09	$0.09	$0.37	$0.28

Adjusted net income with tax benefit	$78,562	$73,410	$72,820	$285,491	$193,126
Adjusted net income with tax benefit per diluted share	$1.07	$1.00	$0.99	$3.87	$2.63

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Balance Sheets (In thousands, except for shares)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$22,744	$37,121
Investment management fees receivable	67,957	74,321
Fund administration and distribution fees receivable	16,971	19,313
Other receivables	3,254	1,459
Prepaid expenses	6,082	4,852
Investments in proprietary funds, at fair value	922	771
Deferred compensation plan investments, at fair value	22,571	18,305
Property and equipment, net	18,747	13,240
Goodwill	404,750	404,750
Other intangible assets, net	1,162,641	1,175,471
Other assets	4,090	3,706
Total assets	$1,730,729	$1,753,309

Liabilities and stockholders' equity
Accounts payable	$1,358	$271
Accrued compensation and benefits	47,278	54,842
Accrued expenses	40,786	88,932
Consideration payable for acquisition of business	92,500	118,700
Deferred compensation plan liability	22,571	18,305
Deferred tax liability, net	37,684	5,486
Other liabilities	12,002	4,363
Long-term debt(1)	769,009	924,539
Total liabilities	1,023,188	1,215,438

Stockholders' equity:
Class A common stock, $0.01 par value per share: 2020 - 400,000,000 shares authorized, 19,388,671 shares issued and 16,205,689 shares outstanding; 2019 - 400,000,000 shares authorized, 18,099,772 shares issued and 16,414,617 shares outstanding	194	181
Class B common stock, $0.01 par value per share: 2020 - 200,000,000 shares authorized, 54,766,934 shares issued and 51,336,177 shares outstanding; 2019 - 200,000,000 shares authorized, 53,937,394 shares issued and 51,281,512 shares outstanding	548	539
Additional paid-in capital	647,602	624,766
Class A treasury stock, at cost: 2020 - 3,182,982 shares; 2019 - 1,685,155 shares	(47,844)	(21,524)
Class B treasury stock, at cost: 2020 - 3,430,757 shares; 2019 - 2,655,882 shares	(47,080)	(31,386)
Accumulated other comprehensive loss	(7,460)	—
Retained earnings (deficit)	161,581	(34,705)
Total stockholders' equity	707,541	537,871
Total liabilities and stockholders’ equity	$1,730,729	$1,753,309

1 Balances at December 31, 2020 and December 31, 2019 are shown net of unamortized loan discount and debt issuance costs in the amount of $19.2 million and $27.5 million, respectively. The gross amount of the debt outstanding was $788.2 million as of December 31, 2020 and $952.0 million as of December 31, 2019.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2020	2020	2019	2020	2019
Beginning assets under management	$132,662	$129,070	$145,832	3%	-9%
Gross client cash inflows	5,922	5,433	9,655	9%	-39%
Gross client cash outflows	(7,518)	(8,408)	(11,045)	-11%	-32%
Net client cash flows	(1,596)	(2,974)	(1,390)	-46%	15%
Market appreciation (depreciation)	16,207	6,566	7,389	147%	119%
Acquired assets / Net transfers	(33)	—	—	N/A	N/A
Ending assets under management	147,241	132,662	151,832	11%	-3%
Average assets under management	139,552	133,096	147,867	5%	-6%

	For the Year Ended			% Change from
	December 31,	December 31,		December 31,
	2020	2019		2019
Beginning assets under management	$151,832	$52,763		188%
Gross client cash inflows	35,857	32,112		12%
Gross client cash outflows	(55,209)	(30,252)		82%
Net client cash flows	(19,352)	1,860		N/A
Market appreciation (depreciation)	14,794	16,065		-8%
Acquired assets / Net transfers	(33)	81,143		N/A
Ending assets under management	147,241	151,832		-3%
Average assets under management	136,422	102,719		33%

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
December 31, 2020
Beginning assets under management	$22,540	$14,453	$35,848	$13,242	$11,974	$30,767	$207	$129,031	$3,631	$132,662
Gross client cash inflows	968	1,167	1,581	94	897	981	8	5,696	226	5,922
Gross client cash outflows	(1,939)	(1,323)	(1,626)	(472)	(674)	(1,119)	(9)	(7,161)	(356)	(7,518)
Net client cash flows	(971)	(156)	(45)	(377)	222	(138)	(1)	(1,466)	(130)	(1,596)
Market appreciation (depreciation)	4,657	4,102	756	1,415	1,803	3,413	53	16,198	9	16,207
Acquired assets / Net transfers	5	(31)	40	(51)	(17)	—	(3)	(57)	24	(33)
Ending assets under management	$26,230	$18,368	$36,599	$14,230	$13,982	$34,041	$257	$143,706	$3,534	$147,241

September 30, 2020
Beginning assets under management	$22,483	$14,083	$35,622	$12,524	$11,130	$29,305	$195	$125,343	$3,727	$129,070
Gross client cash inflows	760	1,061	1,470	147	463	1,155	11	5,067	367	5,433
Gross client cash outflows	(1,890)	(1,175)	(1,850)	(753)	(568)	(1,694)	(16)	(7,944)	(463)	(8,408)
Net client cash flows	(1,129)	(114)	(380)	(606)	(105)	(539)	(5)	(2,878)	(96)	(2,974)
Market appreciation (depreciation)	1,259	591	607	1,141	948	2,001	19	6,566	1	6,566
Acquired assets / Net transfers	(73)	(107)	(2)	182	1	—	(1)	—	—	—
Ending assets under management	$22,540	$14,453	$35,848	$13,242	$11,974	$30,767	$207	$129,031	$3,631	$132,662

December 31, 2019
Beginning assets under management	$25,479	$16,266	$37,784	$13,488	$11,532	$29,579	$243	$134,371	$11,460	$145,832
Gross client cash inflows	1,007	838	1,608	266	433	1,118	15	5,284	4,371	9,655
Gross client cash outflows	(1,642)	(1,142)	(1,684)	(610)	(491)	(1,139)	(52)	(6,758)	(4,286)	(11,045)
Net client cash flows	(635)	(304)	(76)	(344)	(58)	(21)	(37)	(1,474)	85	(1,390)
Market appreciation (depreciation)	1,505	1,384	262	946	1,129	2,091	32	7,348	41	7,389
Acquired assets / Net transfers	(3)	—	3	—	—	1	—	—	—	—
Ending assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Year Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
December 31, 2020
Beginning assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832
Gross client cash inflows	4,144	4,458	6,499	695	2,467	4,898	40	23,201	12,656	35,857
Gross client cash outflows	(7,605)	(5,201)	(9,140)	(2,631)	(2,501)	(6,974)	(60)	(34,112)	(21,097)	(55,209)
Net client cash flows	(3,460)	(742)	(2,641)	(1,936)	(34)	(2,076)	(21)	(10,911)	(8,441)	(19,352)
Market appreciation (depreciation)	3,436	1,959	1,505	1,935	1,403	4,457	40	14,736	58	14,794
Acquired assets / Net transfers	(93)	(195)	(239)	139	10	10	3	(364)	331	(33)
Ending assets under management	$26,230	$18,368	$36,599	$14,230	$13,982	$34,041	$257	$143,706	$3,534	$147,241

December 31, 2019
Beginning assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$823	$52,763	$—	$52,763
Gross client cash inflows	5,663	3,338	6,489	480	1,457	5,696	171	23,293	8,820	32,112
Gross client cash outflows	(6,663)	(4,194)	(4,186)	(1,419)	(1,538)	(3,079)	(375)	(21,453)	(8,800)	(30,252)
Net client cash flows	(1,000)	(856)	2,303	(939)	(81)	2,617	(204)	1,840	20	1,860
Market appreciation (depreciation)	5,511	3,728	1,158	1,263	1,609	2,739	(29)	15,980	85	16,065
Acquired assets / Net transfers	1,817	1,526	27,677	10,007	6,465	22,525	(356)	69,662	11,482	81,143
Ending assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
December 31, 2020
Beginning assets under management	$102,921	$3,488	$26,254	$132,662
Gross client cash inflows	4,555	129	1,238	5,922
Gross client cash outflows	(6,194)	(98)	(1,225)	(7,518)
Net client cash flows	(1,639)	31	13	(1,596)
Market appreciation (depreciation)	11,780	457	3,969	16,207
Acquired assets / Net transfers	(64)	—	31	(33)
Ending assets under management	$112,998	$3,976	$30,267	$147,241

September 30, 2020
Beginning assets under management	$100,430	$3,462	$25,179	$129,070
Gross client cash inflows	4,251	18	1,164	5,433
Gross client cash outflows	(6,847)	(139)	(1,421)	(8,408)
Net client cash flows	(2,596)	(121)	(257)	(2,974)
Market appreciation (depreciation)	5,151	147	1,269	6,566
Acquired assets / Net transfers	(63)	—	63	—
Ending assets under management	$102,921	$3,488	$26,254	$132,662

December 31, 2019
Beginning assets under management	$114,071	$3,867	$27,894	$145,832
Gross client cash inflows	8,799	249	607	9,655
Gross client cash outflows	(9,835)	(125)	(1,085)	(11,045)
Net client cash flows	(1,036)	124	(478)	(1,390)
Market appreciation (depreciation)	5,569	222	1,598	7,389
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$118,605	$4,213	$29,014	$151,832

(1) Includes institutional and retail share classes, money market and VIP funds.

(2) Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

(3) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Year Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
December 31, 2020
Beginning assets under management	$118,605	$4,213	$29,014	$151,832
Gross client cash inflows	31,172	492	4,192	35,857
Gross client cash outflows	(48,398)	(913)	(5,898)	(55,209)
Net client cash flows	(17,226)	(420)	(1,705)	(19,352)
Market appreciation (depreciation)	11,746	183	2,864	14,794
Acquired assets / Net transfers	(127)	—	94	(33)
Ending assets under management	$112,998	$3,976	$30,267	$147,241

December 31, 2019
Beginning assets under management	$30,492	$2,956	$19,315	$52,763
Gross client cash inflows	21,560	843	9,709	32,112
Gross client cash outflows	(25,239)	(914)	(4,099)	(30,252)
Net client cash flows	(3,679)	(71)	5,610	1,860
Market appreciation (depreciation)	10,990	544	4,531	16,065
Acquired assets / Net transfers	80,802	782	(441)	81,143
Ending assets under management	$118,605	$4,213	$29,014	$151,832

(1) Includes institutional and retail share classes, money market and VIP funds.

(2) Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

(3) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Tricia Ross
310-622-8226
tross@finprofiles.com